                                                                       Exhibit 5




                                   March 16, 2000


C-COR.net Corp.
60 Decibel Road
State College, PA 16801


    Re:  C-COR.net Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to C-COR.net Corp. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 1,650,477 shares of common stock of the Company, par value $.05 per share (the "Shares"), 1,603,577 of which are proposed to be sold by certain selling shareholders named in the Registration Statement on Form S-3 (the "Registration Statement") and 46,900 of which are proposed to be sold by the Company upon exercise of certain options pursuant to the Registration Statement.

    In rendering our opinion, we have reviewed and relied upon such certificates, documents, corporate records, other instruments and representations of officers of the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon the foregoing, we are of the opinion that the Shares to be sold have been duly authorized and, when duly executed, delivered, issued and paid for, will be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as Exhibit 5 to the Registration Statement with respect to the offering of the Shares and the reference to the firm in the section of the Registration Statement entitled "Legal Matters."

    This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP